Exhibit 99.1

NEWS RELEASE

DRESS BARN, INC. ANNOUNCES FISCAL 2009 THIRD QUARTER SALES AND EARNINGS
CONFERENCE CALL ON THURSDAY, MAY 21, 2009

SUFFERN, NY – MAY 12, 2009 – Dress Barn, Inc. (NASDAQ - DBRN) today announces the release of its fiscal 2009 third quarter sales and earnings results on Thursday, May 21, 2009. Results will be released over Business Wire at approximately 4:00 P.M. Eastern Time. The Company will host a conference call at 4:30 P.M. Eastern Time to review its results, which will include comments from its senior management team followed by a question and answer session.

Parties interested in participating in this call should dial in at (617) 614-2704 prior to the start time, the passcode is 15909450. The call will also be simultaneously broadcast at www.dressbarn.com.  A recording of the call will be available shortly after its conclusion and until June 21, 2009 by dialing (617) 801-6888, the passcode is 24976556.

ABOUT DRESS BARN, INC.

Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands.  As of April 25, 2009, the Company operated 842 dressbarn stores in 47 states and 707 maurices stores in 44 states. For more information, please visit www.dressbarn.com and www.maurices.com.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is available in our most recent report on Form 10-K for the year ended July 26, 2008 and Form 10-Q for the quarter ended January 24, 2009.

CONTACT:	Dress Barn, Inc. Investor Relations (845) 369-4600